As filed with the Securities and Exchange Commission on June 21, 2023

Registration No. 333-45499

Registration No. 333-67131

Registration No. 333-85291

Registration No. 333-35718

Registration No. 333-118202

Registration No. 333-136605

Registration No. 333-150570

Registration No. 333-150572

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8  REGISTRATION STATEMENT NO. 333-45499

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8  REGISTRATION STATEMENT NO. 333-67131

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8  REGISTRATION STATEMENT NO. 333-85291

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8  REGISTRATION STATEMENT NO. 333-35718

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8  REGISTRATION STATEMENT NO. 333-118202

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8  REGISTRATION STATEMENT NO. 333-136605

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8  REGISTRATION STATEMENT NO. 333-150570

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8  REGISTRATION STATEMENT NO. 333-150572

UNDER THE SECURITIES ACT OF 1933

BorgWarner Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-3404508
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3850 Hamlin Road Auburn Hills, Michigan 48326 (248) 754-9200 (Address, including zip code, and telephone number, of registrant’s principal executive offices)
BorgWarner Inc. Retirement Savings Plan (Full title of the plan)

Tonit Calaway

Executive Vice President, Chief Administration Officer, General Counsel and Secretary

BorgWarner Inc.

3850 Hamlin Road

Auburn Hills, Michigan 48326

(248) 754-9200

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer	☐

Non-accelerated filer ☐	Smaller reporting company	☐

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

BorgWarner Inc., a Delaware corporation (the “Registrant”), is filing with the Securities and Exchange Commission (the “SEC”) these post-effective amendments (“Post-Effective Amendments”) to deregister the shares of common stock, $0.01 par value per share, of the Registrant (the “Common Stock”), previously registered under the following Registration Statements on Form S-8 filed with the SEC (collectively, the “Registration Statements”), together with any and all plan interests registered thereunder:

●	Registration Statement No. 333-45499, filed on February 3, 1998, which registered the offering of 185,000 shares of the Registrant’s Common Stock and an indeterminate number of interests pursuant to the Plan.

●	Registration Statement No. 333-67131, filed on November 11, 1998, which registered the offering of 500,000 shares of the Registrant’s Common Stock and an indeterminate number of interests pursuant to the Plan.

●	Registration Statement No. 333-85291, filed on August 16, 1999, which registered the offering of 425,000 shares of the Registrant’s Common Stock and an indeterminate number of interests pursuant to the Plan.

●	Registration Statement No. 333-35718, filed on April 27, 2000, as amended, which registered the offering of 1,000,000 shares of the Registrant’s Common Stock and an indeterminate number of interests pursuant to the Plan.

●	Registration Statement No. 333-118202, filed on August 13, 2004, which registered the offering of 320,000 shares of the Registrant’s Common Stock and an indeterminate number of interests pursuant to the Plan.

●	Registration Statement No. 333-136605, filed on August 14, 2006, which registered the offering of 300,000 shares of the Registrant’s Common Stock and an indeterminate number of interests pursuant to the Plan.

●	Registration Statement No. 333-150570, filed on May 1, 2008, which registered the offering of 8,000,000 shares of the Registrant’s Common Stock and an indeterminate number of interests pursuant to the Plan.

●	Registration Statement No. 333-150572, filed on May 1, 2008, which registered the offering of 1,800,000 shares of the Registrant’s Common Stock and an indeterminate number of interests pursuant to the Plan.

Effective September 7, 2022, investing in the fund consisting primarily of Common Stock ceased to be an investment option under the BorgWarner Inc. Retirement Savings Plan (the “Plan”). Accordingly, no issuance of shares of Common Stock under the Plan or any related plan interests related thereto are required to be registered under the Registration Statements. The Registrant hereby terminates the effectiveness of the Registration Statements, and the Registrant hereby deregisters all shares of the Common Stock and all related plan interests registered pursuant to the Registration Statements that remain unsold or unissued as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such Common Stock and related plan interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, Michigan, on June 21, 2023.

BORGWARNER INC.

By:	/s/ Tonit Calaway
Name:	Tonit Calaway
Title:	Executive Vice President, Chief Administration Officer, General Counsel and Secretary

Pursuant to the requirements the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities indicated on June 21, 2023.

Signature	Title

/s/ Frédéric B. Lissalde	President, Chief Executive Officer and Director
Frédéric B. Lissalde	(Principal Executive Officer)

/s/ Kevin A. Nowlan	Executive Vice President and Chief Financial Officer
Kevin A. Nowlan	(Principal Financial Officer)

/s/ Craig D. Aaron	Vice President and Controller
Craig D. Aaron	(Principal Accounting Officer)

/s/ Alexis P. Michas	Non-Executive Chairman and Director
Alexis P. Michas

/s/ Sara A. Greenstein	Director
Sara A. Greenstein

/s/ Michael S. Hanley	Director
Michael S. Hanley

/s/ Dr.Shaun E. McAlmont	Director
Dr.Shaun E. McAlmont

/s/ Deborah D. McWhinney	Director
Deborah D. McWhinney

/s/ Sailaja K. Shankar	Director
Sailaja K. Shankar

/s/ Hau N. Thai-Tang	Director
Hau N. Thai-Tang

Pursuant to the requirements of the Securities Act of 1933, as amended, the Employee Benefits Committee, which oversees the Plan has duly caused these Post-Effective Amendments to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, Michigan, on June 21, 2023.

EMPLOYEE BENEFITS COMMITTEE

By:	/s/ Tania Wingfield
Name:	Tania Wingfield
Title:	Chairperson

By:	/s/ Daniel R. Etue
Name:	Daniel R. Etue
Title:	Member

By:	/s/ Kevin A. Nowlan
Name:	Kevin A. Nowlan
Title:	Member

By:	/s/ Peter A. Van Amersfoort
Name:	Pieter A. Van Amersfoort
Title:	Member